Exhibit 4.1

COMMON STOCK	COMMON STOCK

CM

COMPASS MINERALS INTERNATIONAL, INC.

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK	CUSIP 20451N 10 1 SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS

CERTIFIES

THAT

IS THE OWNER OF

FULLY PAID AND NON- ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE, $.01 PER SHARE, OF

Compass Minerals International, Inc. (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated:

[CORPORATE SEAL]

/s/ Bill Zornes	/s/ Michael E. Ducey
SECRETARY	PRESIDENT AND CHIEF EXECUTIVE OFFICER

COMPASS MINERALS INTERNATIONAL, INC.

This certificate also evidences and entities the holder hereof to certain rights as set forth in an Agreement between Compass Minerals International, Inc, (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent, as the same may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of the certificate a copy of the Agreement without charge after receipt of a written request therefor. As described in the Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Agreement) shall become null and void and will no longer be transferable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants is common                UNIF GIFT MIN ACT –               Custodian

TEN ENT  – as tenants by the entireties                                                  (Cust)                    (Minor)

JT TEN     – as joint tenants with right of                                        under Uniform Gifts to Minors

                survivorship and not as tenants                                     Act

                in common                                                                                (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.